Exhibit 23 – Consent of Independent
Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Nos. 33-62738, 333-87667, and 333-115282 on Forms S-8 of our report dated June 28, 2012, with respect to the financial statements and schedule of City Holding Company 401(k) Plan and Trust included in this Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ Dixon Hughes Goodman LLP

Charleston, WV
June 27, 2012